                      [MERCHANTS BANCORP, INC. LETTERHEAD]







                                 March 13, 1996

Dear Stockholder:

     You are cordially invited to attend the 1996 Annual Meeting of Stockholders of Merchants Bancorp, Inc. to be held at the Copley Theatre, North Island Center, 8 East Galena Boulevard, Aurora, Illinois on Tuesday, April 16, 1996 at 9:30 a.m.

     As more fully described in the attached Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement, the principal business to be addressed at the meeting is the election of directors and the ratification of the appointment of Crowe, Chizek and Company LLP as independent public accountants for the current fiscal year. In addition, we will review with you the affairs and progress of the Company during the past fiscal year.

     Your participation at this meeting is very important, regardless of the number of shares you hold. Whether or not you contemplate attending the meeting, we would appreciate your dating, signing and mailing the enclosed proxy as promptly as possible in the accompanying envelope. If you attend the meeting, you may revoke your proxy and vote your shares in person.

     We look forward with pleasure to seeing and visiting with you at the meeting.

                                        Sincerely,




                                        CALVIN R. MYERS
                                        CHAIRMAN AND PRESIDENT


          34 South Broadway - Aurora, Illinois  60507 - (708) 896-9000

                      [MERCHANTS BANCORP, INC. LETTERHEAD]


                                34 SOUTH BROADWAY
                           AURORA, ILLINOIS 60507-0289
                                 (708) 896-9000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD APRIL 16, 1996


TO THE STOCKHOLDERS OF MERCHANTS BANCORP, INC., AURORA, ILLINOIS:

     The Annual Meeting of Stockholders of Merchants Bancorp, Inc. (the "Company") will be held at the Copley Theatre, North Island Center, 8 East Galena Boulevard, Aurora, Illinois 60506, on Tuesday, April 16, 1996, at 9:30 a.m., for the following purposes:

     1. To elect three individuals to serve in Class C for a term of three years.

     2.   To elect one individual to serve in Class A for a term of one year.

     3. To ratify the appointment of Crowe, Chizek and Company LLP as independent public accountants for the Company for the year ending December 31, 1996.

     4. To act upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

     Stockholders of record on the books of the Company at the close of business on March 1, 1996, will be entitled to vote at the meeting. STOCKHOLDERS ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING. Stockholders giving proxies retain the right to revoke them at any time before they are voted by written notice of revocation to the Secretary of the Company, and stockholders present at the meeting may revoke their proxies and vote in person.

     For further information concerning individuals nominated as directors, use of the proxy, and other related matters, you are respectfully urged to read the Proxy Statement on the following pages. Enclosed is a copy of the Company's 1995 Annual Report to Stockholders.

                                        By order of the Board of Directors,




                                        DANA K. HOPP
                                        ADMINISTRATIVE ASSISTANT
                                        AND SECRETARY-TREASURER

Aurora, Illinois
March 13, 1996

                             MERCHANTS BANCORP, INC.

                 34 SOUTH BROADWAY, AURORA, ILLINOIS 60507-0289
                                 (708) 896-9000

                                 PROXY STATEMENT

     This Proxy Statement is furnished to stockholders of record on March 1, 1996, of Merchants Bancorp, Inc. (the "Company") in connection with the solicitation on behalf of the Board of Directors of proxies to be used at the Annual Meeting of Stockholders, or any adjournments or postponements thereof. The meeting will be held at the Copley Theatre, North Island Center, 8 East Galena Boulevard, Aurora, Illinois 60506, on Tuesday, April 16, 1996, at
9:30 a.m. The Company is a bank holding company which has been the parent of The Merchants National Bank of Aurora, Aurora, Illinois ("Merchants Bank") since 1982. On January 3, 1996, the Company purchased Valley Banc Services Corp., a bank holding company with banks located in St. Charles, Hinckley, Osco and Grayslake, Illinois.

     The Board of Directors would like to have all stockholders represented at the meeting. Whether or not you plan to attend, please complete, sign and date the enclosed proxy and return it in the accompanying postpaid return envelope as promptly as possible. Stockholders giving proxies retain the right to revoke them at any time before they are voted by written notice of revocation to the Secretary of the Company, and stockholders present at the meeting may revoke their proxy and vote in person. A proxy, when properly executed and not so revoked, will be voted in accordance therewith. A majority of the shares of the Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the meeting. Abstentions and broker non-votes will be counted for purposes of determining a quorum.

     Stockholders of record on the books of the Company, at the close of business on March 1, 1996, will be entitled to vote at the meeting. As of March 1, 1996, the Company had outstanding 2,574,091 shares of Common Stock, par value $1.00 per share, with each share entitling its owner to one vote on each matter submitted to a vote at the Annual Meeting. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be required to constitute stockholder approval. Directors shall be elected by a plurality of the votes present in person or represented by proxy at the meeting and entitled to vote. Abstentions will be treated as votes against a proposal and broker non-votes will have no effect on the vote.

     The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone, courier or facsimile transmission by officers, directors and certain employees of the Company who will not be specially compensated for such solicitation. This Proxy Statement and the accompanying proxy card were mailed or given to stockholders commencing on or about March 13, 1996.

                              ELECTION OF DIRECTORS

     At the Annual Meeting of the Stockholders to be held on April 16, 1996, the stockholders will be entitled to elect three (3) Class C directors for a term expiring in 1999 and one (1) Class A director for a term expiring in 1997. The directors of the Company are divided into three classes having staggered terms of three years. All of the nominees for election as Class C directors are incumbent directors. The nominee for election as a Class A director is newly nominated to serve on the Company's Board of Directors. The Company has no knowledge that any of the nominees will refuse or be unable to serve, but if any of the nominees becomes unavailable for election, the holders of the proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting.

     Set forth below is information concerning the nominees for election and for the other persons whose terms of office will continue after the meeting, including age, year first elected a director and business experience during the previous five years of each, as of March 1, 1996. Each of the three nominees for Class C director, if elected at the Annual Meeting of Stockholders, will serve as a Class C director for a three year term expiring in 1999. The nominee for Class A director, if elected at the Annual Meeting, will serve as a Class A director for a one year term expiring in 1997. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE YOUR SHARES FOR EACH OF THE NOMINEES.

                                    NOMINEES

                           PRINCIPAL OCCUPATION FOR THE PAST       YEAR ELECTED
NAME AND AGE               FIVE YEARS AND OTHER DIRECTORSHIPS      TO THE BOARD
------------               ----------------------------------      ------------

CLASS C
(TERM EXPIRES 1999)
C. Tell Coffey . . . . .   Self employed, construction                1981(1)
(Age 67)                   business (1985-present)

Calvin R. Myers  . . . .   Chairman of the Board,                     1986
(Age 53)                   President and CEO of Merchants
                           Bancorp, Inc. and of The
                           Merchants National Bank of
                           Aurora

John J. Swalec . . . . .   President, Waubonsee Community             1988
(Age 61)                   College (1981-present)

CLASS A
(TERM EXPIRES 1997)
William F. Hejna, M.D. .   Senior Attending Surgeon, Rush-            Nominee
(Age 63)                   Presbyterian-St. Luke's Medical
                           Center, Chicago, Illinois;
                           Professor, Rush Medical College
                           and Rush College of Health
                           Sciences; Managing Partner,
                           Pain & Rehabilitation Clinic of
                           Chicago; Director, MacNeal
                           Memorial Hospital Association



                              CONTINUING DIRECTORS
CLASS A
(TERM EXPIRES 1997)
James D. Pearson . . . .   President and Director, Aurora             1982(1)
(Age 58)                   Metals Division, LLC
                           (non-ferrous foundry)
                           (1981-present)

Frank A. Sarnecki  . . .   Director General, Moose                    1994
(Age 60)                   International, Inc. (fraternal
                           organization)(1994-present);
                           Real Estate Appraiser, Joy
                           Appraisal Co. (1969-1994)

William S. Wake  . . . .   Chairman, Eby-Brown Company                1974(1)
(Age 69)                   (wholesale distributor)
                           (1957-present)

CLASS B
(TERM EXPIRES 1998)
William C. Glenn . . . .   President and Director, Olsson             1977(1)
(Age 57)                   Roofing Company, Inc. (roofing
                           and sheet metal contractor)

John M. Lies . . . . . .   Vice President and Treasurer,              1995
(Age 49)                   Arnold Lies Co. (real estate
                           investment and management
                           company)(1969-present)

                           PRINCIPAL OCCUPATION FOR THE PAST       YEAR ELECTED
NAME AND AGE               FIVE YEARS AND OTHER DIRECTORSHIPS      TO THE BOARD
------------               ----------------------------------      ------------

Norman L. Titiner  . . .   President, Carpetville, Inc.               1989
(Age 62)                   (retail floor coverings)
                           (1966-present)

___________

(1) The date shown is the year originally elected to the Board of Directors of Merchants Bank, which pursuant to a reorganization in 1982 became a wholly-owned subsidiary of the Company. Each director has served continuously since the date indicated.

     There are no arrangements or understandings between any of the directors, executive officers or any other person pursuant to which any of the directors or executive officers have been selected for their respective positions.

BOARD COMMITTEES AND MEETINGS

     The Board of Directors of the Company has established an Executive Committee. The directors of the Company who are members of the Executive Committee are William C. Glenn, C. Tell Coffey, John M. Lies, James D. Pearson, John J. Swalec and William S. Wake. This committee has the responsibility for nominating persons for vacancies on the board and for reviewing and approving the compensation of executive officers. The Executive Committee also handles such other matters as are delegated to it by the Board of Directors, including, without limitation, reviewing and recommending the dividend program and personnel policies. The Executive Committee met 14 times in 1995. The Executive Committee will consider suggestions for nominations of possible candidates for directors submitted by stockholders. Stockholders who wish to suggest qualified candidates should write to the Secretary of the Company at 34 South Broadway, Aurora, Illinois 60507-0289, stating in detail the qualifications of such person for consideration by the committee. In addition, such nominations must comply with the other provisions of Article II, Section 10 of the Company's Bylaws.

     The Board of Directors of the Company also has established an Examining Committee. The directors of the Company who are members of the Examining Committee are James D. Pearson, C. Tell Coffey and Frank A. Sarnecki. The Examining Committee confers with the independent auditors of the Company and otherwise reviews the standards of internal controls, reviews the scope and results of the audits, assesses the accounting principles followed by the Company and recommends the selection of independent auditors. The Examining Committee met three times in 1995.

     The Board of Directors of the Company had 13 meetings during 1995. All of the directors during their terms of office in 1995 attended at least 75% of the Board of Directors meetings and committee meetings on which they served.

COMPENSATION OF DIRECTORS

     During 1995, directors' fees paid by the Company included $100 for each meeting of the Board of Directors and $100 for each committee meeting attended, except that Calvin R. Myers receives no fees for his services as a director of the Company. Each of the Bank's directors is paid an annual retainer of $1,500 and fees of $200 and $100, respectively, for each board and committee meeting attended, except that Messrs. Myers and Voris receive no fees for their attendance at committee meetings. Directors' remuneration is paid monthly.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock at March 12, 1996, by each person known by the Company to be the beneficial owner of more than

5% of the outstanding Common Stock, by each director or nominee, by each executive officer named in the Summary Compensation Table and by all directors and executive officers of the Company as a group.



NAME OF INDIVIDUAL OR                AMOUNT AND NATURE OF              PERCENT
NUMBER OF INDIVIDUALS IN GROUP      BENEFICIAL OWNERSHIP(1)            OF CLASS
------------------------------      -----------------------            --------

DIRECTORS AND NOMINEES
C. Tell Coffey  . . . . . . . . . .                  10,000(2)             *
William C. Glenn  . . . . . . . . .                  34,953(3)           1.36%
William F. Hejna, M.D.  . . . . . .                   1,000                *
John M. Lies  . . . . . . . . . . .                   3,017                *
Calvin R. Myers . . . . . . . . . .                  24,426(4)             *
James D. Pearson  . . . . . . . . .                  11,854                *
Frank A. Sarnecki . . . . . . . . .                     310                *
John J. Swalec  . . . . . . . . . .                   1,355                *
Norman L. Titiner . . . . . . . . .                   2,824                *
William S. Wake . . . . . . . . . .                  11,316(5)             *
OTHER EXECUTIVE OFFICERS
Frank K. Voris  . . . . . . . . . .                  27,317(6)           1.06%
Terence L. Kothe  . . . . . . . . .                   9,619(7)             *
Randal A. Wright  . . . . . . . . .                   9,042(8)             *
All directors and executive officers
  as a group (16 persons) . . . . .                 172,408(9)           6.65%

_______________________

*    Less than 1%

(1) The information contained in this column is based upon information furnished to the Company by the individuals named above. The nature of beneficial ownership for shares shown in this column is sole voting and investment power, except as set forth in the footnotes below.

(2) Represents shares held by Merchants Bank as agent and over which Mr. Coffey has no voting and sole investment power.

(3) Includes 12,500 shares held by Merchants Bank as agent and over which Mr. Glenn has no voting and sole investment power. Excludes 1,326 shares beneficially owned by Mr. Glenn's adult children. Mr. Glenn disclaims beneficial ownership of all such excluded shares.

(4) Includes 9,141 shares held in joint tenancy with Mr. Myers' spouse and over which voting and investment power is shared and 7,928 shares subject to options awarded pursuant to the Merchants Bancorp, Inc. 1993 Stock Incentive Plan (the "Stock Option Plan") which are presently exercisable and over which Mr. Myers has no voting and sole investment power.

(5) Includes 10,914 shares held in joint tenancy with Mr. Wake's spouse and over which voting and investment power is shared. Excludes 16,124 shares beneficially owned by Mr. Wake's adult children, the beneficial ownership of which shares is disclaimed by Mr. Wake.

(6) Includes 12,501 shares held in trust as part of the Estate of Frank Voris over which Mr. Voris shares investment power but has no voting power and 3,596 shares subject to options awarded pursuant to the Stock Option Plan which are presently exercisable and over which Mr. Voris has no voting and sole investment power. Excludes 2,970 shares held by Mr. Voris' spouse and 1,129 shares beneficially owned by Mr. Voris' adult children, the beneficial ownership of which shares is disclaimed by Mr. Voris.

(7) Includes 2,266 shares subject to options awarded pursuant to the Stock Option Plan which are presently exercisable and over which Mr. Kothe has no voting and sole investment power.

(8) Includes 1,663 shares held in joint tenancy with Mr. Wright's spouse and over which voting and investment power is shared and 2,588 shares subject to options awarded pursuant to the Company's Stock Option Plan which are presently exercisable and over which Mr. Wright has no voting and sole investment power.

(9) Includes an aggregate of 18,446 shares subject to options awarded to certain directors and officers pursuant to the Stock Option Plan which are presently exercisable and over which the respective directors and/or officers have no voting and sole investment power.

     As of March 1, 1996, Merchants Bank held in its Trust Department in various fiduciary capacities 425,762 shares of the Company's Common Stock (16.5% of the total outstanding). Merchants Bank had full voting responsibility with respect to 235,869 of such shares (9.2% of the total outstanding). Merchants Bank shared voting responsibility with respect to 31,392 of such shares (1.2% of the total outstanding). If Merchants Bank and the person or entity with which it shares voting power do not agree on how these shares should be voted, these shares would not be voted. It is the general policy of Merchants Bank to vote shares of stock of the Company in accordance with the recommendations of the Board of Directors. Merchants Bank had full investment power with respect to 155,796 shares (6.1% of the total outstanding) and shared investment power with respect to 47,292 shares (1.8% of the total outstanding).

     Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's executive officers, directors and persons who own more than 10% of the Company's Common Stock file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company's review of the copies of such forms, and, if appropriate, representations made to the Company by any such reporting person concerning whether a Form 5 was required to be filed for 1995, the Company is not aware that any of its directors, executive officers or 10% stockholders failed to comply with the filing requirements of Section 16(a) during the period commencing January 1, 1995 through December 31, 1995.

                             EXECUTIVE COMPENSATION

CASH COMPENSATION

     The following table shows the compensation earned for the last three fiscal years by the Chief Executive Officer and those executive officers of the Company (including those employed by the Company's subsidiaries) whose 1995 salary and bonus exceeded $100,000:

------------------------------------------------------------------------------------------------------------------------------------
                                                     SUMMARY COMPENSATION TABLE
------------------------------------------------------------------------------------------------------------------------------------
                                                                                              LONG TERM
                                                                                             COMPENSATION
                                                              ANNUAL COMPENSATION                AWARDS
                                                       ----------------------------------   -------------------
             (a)                   (b)                     (c)                   (d)               (g)                   (i)

                                                                                                SECURITIES            ALL OTHER
   NAME AND                                                                                     UNDERLYING           COMPENSATION
   PRINCIPAL POSITION              YEAR                SALARY($)(1)           BONUS($)(2)   OPTIONS/SARS (#)(3)         ($)(4)
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

   Calvin R. Myers                 1995                 $ 216,231               $24,099            7,872               $ 6,920
   Chairman of the Board,          1994                   198,308                38,849            7,954                 7,106
   President and Chief             1993                   179,127                29,047              ---                 8,954
   Executive Officer of the
   Company and Merchants
   Bank

   Frank K. Voris                  1995                 $ 123,381               $10,608            3,540               $ 6,498
   Vice President of the           1994                   116,154                17,473            3,624                 6,180
   Company and Executive           1993                   105,385                14,346             ---                  5,269
   Vice President and Chief
   Operating Officer of
   Merchants Bank


   Terence L. Kothe                1995                 $ 113,112               $ 6,646            2,218              $ 24,065
   Executive Vice President,       1994                   108,077                10,948            2,288                24,996
   Trust and Financial             1993                   105,000                12,085              ---                21,847
   Services Division of
   Merchants Bank

   Randal A. Wright                1995                 $ 115,559               $ 7,449            2,652              $  5,935
   Executive Vice President,       1994                   109,715                13,088            2,555                 5,794
   Commercial Banking              1993                   100,415                12,647              ---                 5,019
   Division of Merchants
   Bank

_______________

(1)  Includes amounts deferred under the Merchants Bancorp, Inc. Thrift Plan.

(2) These amounts primarily include cash awards under the Management Incentive Plan. The Management Incentive Plan provides for the payment of cash awards based upon the executive's salary and the Company's return on equity for the year. Management Incentive Plan awards are paid in the year following the year earned.

(3) Represents options to buy Common Stock of the Company granted under the Stock Option Plan.

(4) The total amounts in this column reflect the Company's contributions under the Merchants Bancorp, Inc. Thrift Plan and, with respect to Mr. Kothe, such amount also reflects compensation received under an incentive compensation program relating to new accounts he is directly responsible for bringing to the organization.

STOCK OPTION INFORMATION

     The following table sets forth certain information concerning the number and value of stock options granted in the last fiscal year to the individuals named in the Summary Compensation Table:




-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

                                                OPTION GRANTS IN LAST FISCAL YEAR
-------------------------------------------------------------------------------------------------------------------------------

                                                        INDIVIDUAL GRANTS
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                    POTENTIAL REALIZABLE VALUE
                                                                                                    AT ASSUMED ANNUAL RATES OF
                                                                                                    STOCK PRICE APPRECIATION
                                                                                                         FOR OPTION TERM
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
      (a)                (b)             (c)                      (d)                  (e)            (f)             (g)

                                      % OF TOTAL
                       OPTIONS      OPTIONS GRANTED
                       GRANTED      TO EMPLOYEES IN     EXERCISE OR BASE PRICE     EXPIRATION
     NAME              (#)(1)         FISCAL YEAR                ($/SH)                DATE           5%($)          10%($)
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

Calvin R. Myers         7,872             42%                    $24.75               5/16/05       $122,567       $310,472
Frank K. Voris          3,540             19%                     24.75               5/16/05         55,118        139,618
Terence L. Kothe        2,218             12%                     24.75               5/16/05         24,534         87,478
Randal A. Wright        2,652             14%                     24.75               5/16/05         41,292        104,595
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------


(1) Options become exercisable in equal portions (rounded to nearest share) on November 16, 1995, May 16, 1996 and May 16, 1997.

     The following table sets forth certain information concerning the exercisable and nonexercisable stock options at December 31, 1995 held by the individuals named in the Summary Compensation Table:

-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
                                     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END
                                                           OPTION VALUES
-------------------------------------------------------------------------------------------------------------------------------
                       SHARES                           NUMBER OF SECURITIES
                      ACQUIRED                         UNDERLYING UNEXERCISED                      VALUE OF UNEXERCISED IN-
                         ON         VALUE                OPTIONS AT FY-END                            THE-MONEY OPTIONS
       NAME           EXERCISE     REALIZED                    (#)(D)                                  AT FY-END ($)(E)
      (#)(A)           (#)(B)       ($)(C)         EXERCISABLE        UNEXERCISABLE             EXERCISABLE       UNEXERCISABLE
-------------------------------------------------------------------------------------------------------------------------------
Calvin R. Myers          ---        $ ---             7,928               7,899                   $30,393            $ 29,949
Frank K. Voris           ---          ---             3,596               3,568                    13,787              13,531
Terence L. Kothe         ---          ---             2,266               2,240                     8,688               8,503
Randal A. Wright         ---          ---             2,588               2,619                     9,918               9,821
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

EMPLOYMENT AGREEMENTS

     The Company entered into a three-year employment agreement with Mr. Myers on August 30, 1993. In the absence of a notice from either party to the contrary, the employment term under the agreement extends for an additional year on each anniversary of the agreement. Under this agreement, Mr. Myers received an annual salary of $216,231 in 1995. The agreement includes provisions for periodic increases of Mr. Myers' salary, incentive compensation and participation in the Company's benefit plans.

     The agreement is terminable at any time by either the Company's Board of Directors or Mr. Myers. The Company may terminate the agreement at any time for cause without incurring any post-termination obligation to Mr. Myers. The agreement provides severance benefits in the event Mr. Myers is terminated without cause. The severance benefits are equal to two times his annual salary and continued benefit plan participation for two years. The Company also must pay Mr. Myers all accrued salary, vested deferred compensation and other benefits due to him on the termination date. If Mr. Myers is terminated in connection with a change in control, he is to be paid severance compensation equal to three times his annual salary and other compensation at the rates then in effect at the time of termination, and he will be entitled to continue participating in other benefit plans for three years. Mr. Myers is prohibited from competing with the Company or its subsidiaries within a 25-mile radius of the Company's main office for a period of one year following the termination of his employment.

PENSION PLAN

     The Company maintains the Merchants Bancorp, Inc. Pension Plan (the "Plan") for its employees. The Plan is a non-contributory, trusteed pension plan originally was known as "The Merchants National Bank of Aurora Pension Plan," and integrates benefits with anticipated Social Security payments. The Plan, as amended and restated effective January 1, 1986, is intended to meet the requirements of Section 401(a) of the Internal Revenue Code of 1986 (the "Code") and the Employee Retirement Income Security Act of 1974 ("ERISA").

     The following table provides estimated annual benefits payable upon retirement at specified compensation and service levels:

                               PENSION PLAN TABLE

                                                  YEARS OF SERVICE
FINAL AVERAGE                                     ----------------
ANNUAL SALARY                 15         20         25         30        35
-------------                 --         --         --         --        --

$   30,000 . . . . . . .      $4,190     $5,586     $6,983     $8,379    $ 9,776
    40,000 . . . . . . .       6,440      8,586     10,733     12,879     15,026
    50,000 . . . . . . .       8,690     11,586     14,483     17,379     20,276
    70,000 . . . . . . .      13,190     17,586     21,983     26,379     30,776
    90,000 . . . . . . .      17,690     23,586     29,483     35,379     41,276
   110,000 . . . . . . .      22,190     29,586     36,983     44,379     51,776
   130,000 . . . . . . .      26,690     35,586     44,483     53,379     62,276
   150,000 . . . . . . .      31,190     41,586     51,983     62,379     72,776
   170,000 . . . . . . .      32,054     42,783     53,512     64,241     74,970
   190,000 . . . . . . .      35,591     47,681     59,770     71,860     83,949
   205,000 . . . . . . .      38,244     51,354     64,464     77,574     90,684
   225,000 . . . . . . .      41,782     56,252     70,723     85,193     99,664
   250,000 . . . . . . .      45,358     61,204     77,050     92,895    108,741
   270,000 . . . . . . .      45,358     61,204     77,050     92,895    108,741


     The definition of compensation for the Pension Plan Table is base salary. As of December 31, 1995, the credited years of service for the individuals named in the Summary Compensation Table were as follows: Calvin R. Myers -- 18, Frank
K. Voris -- 10, Terence L. Kothe -- 3 and Randal A. Wright -- 6.

     Benefits are payable upon retirement at age 65 (subject to an early retirement option) and are based upon the number of years of a participant's service and his or her final average monthly compensation. Final average monthly compensation is defined as the participant's average monthly remuneration for the three successive calendar years for which his or her remuneration was the highest out of the ten calendar years immediately preceding the date of termination of service for the participant. Remuneration for purposes of this Plan is gross earnings received by a participant exclusive of overtime pay, bonuses, commissions, expense allowances and all other forms of extraordinary compensation. A monthly income payable at retirement is the product of 1.5% of final average monthly compensation and the participant's years of credited service, less 21.665% of the participant's monthly "Covered Compensation" (reduced proportionately for less than 35 years of credited service at retirement). Covered

Compensation is the average of the Social Security taxable wage bases for the 35 year period ending with the year in which the participant attains his or her Social Security retirement age. Covered Compensation for a participant retiring at age 65 in 1996 is $27,576.

     The amounts set aside or accrued in the last fiscal year for the Plan are computed on an actuarial basis using an aggregate funding method, and cost cannot satisfactorily be allocated to individual employees. Because of the funded status of the Plan, contributions were not required for the 1995 fiscal year.

     THE INCORPORATION BY REFERENCE OF THIS PROXY STATEMENT INTO ANY DOCUMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY THE COMPANY SHALL NOT BE DEEMED TO INCLUDE THE FOLLOWING REPORT UNLESS SUCH REPORT IS SPECIFICALLY STATED TO BE INCORPORATED BY REFERENCE INTO SUCH DOCUMENT.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's compensation program is administered by the Executive Committee of the Board of Directors. The Committee is comprised of six independent, non-employee directors. The Chief Executive Officer serves on this committee ex-officio, but not as Chairman. Following review and approval by the Executive Committee, all matters regarding executive compensation are referred to the Board of Directors for final approval.

     In determining appropriate levels of executive compensation, the Committee has at its disposal reference information regarding compensation ranges and levels for executive positions in comparable companies. In determining compensation to be paid to executive officers, primary consideration is given to quality long-term earnings growth to be accomplished by achieving both financial and non-financial goals such as the implementation of the sales program, asset quality and growth and staff training. The objectives of this philosophy are to
(i) encourage a consistent and competitive return to stockholders, (ii) reward bank and individual performance, (iii) provide financial rewards for performance for those having significant impact on corporate profitability and (iv) provide competitive compensation in order to attract and retain key personnel.

     The two basic components to the total compensation of all key executives, including the Chief Executive Officer, are base salary and an incentive component. The salary component is reflective of levels of responsibility, authority and performance relative to similar positions in the banking industry. These criteria are quantified by an external, nationally-recognized compensation consulting company and are converted to salary ranges for various positions within the organization, including that of Chief Executive Officer. The practice of the Compensation Committee for the expected level of performance by an executive in that particular job position is to have base salary reflect a level consistent with the mid-point of the relevant range.

     The incentive portion is directly related to overall executive performance as measured by growth in earnings per share, asset growth, return on equity, new trust business or other organizational issues such as investigating the appropriateness of new lines of business, various opportunities for expansion and other measures reflective of organizational growth and progress. The incentive portion of the Chief Executive Officer's compensation is a function of the degree to which the incumbent has successfully met a variety of objectives set forth in writing by the Board of Directors at the beginning of the year.
His percentage completion of these objectives is then used to determine the degree to which he participates in the final incentive award.

     The stock option portion of compensation closely follows the cash incentive portion. The mid-point of the executive's salary range is adjusted downward by a weighting factor and then multiplied by the same percentage of completion as was used to determine the cash incentive portion. This figure is then divided by a number provided by an independent, external consulting agency which reflects the present value of the option, itself.

     The 1995 compensation of the Chief Executive Officer was determined by the Executive Committee based on the policies previously described. The Chief Executive Officer, while compensated by Merchants Bank, has a range of responsibility for the management of both the Company and its Subsidiaries which is considered when establishing levels of compensation.

                           William C. Glenn, Chairman
                                 C. Tell Coffey
                                  John M. Lies
                                James D. Pearson
                                 John J. Swalec
                                 William S. Wake

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Myers served in an ex-officio capacity on the Executive Committee of the Company during the past fiscal year. However, Mr. Myers did not participate in any decision pertaining to his own compensation.

     THE INCORPORATION BY REFERENCE OF THIS PROXY STATEMENT INTO ANY DOCUMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY THE COMPANY SHALL NOT BE DEEMED TO INCLUDE THE FOLLOWING PERFORMANCE GRAPH AND RELATED INFORMATION UNLESS SUCH GRAPH AND RELATED INFORMATION ARE SPECIFICALLY STATED TO BE INCORPORATED BY REFERENCE INTO SUCH DOCUMENT.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     The following graph shows a five year comparison of cumulative total returns for the Company, the Nasdaq Stock Market (US Companies) and an index of Nasdaq Bank Stocks. The Common Stock of the Company trades in the over-the-counter market and was first listed for quotation on the Nasdaq Stock Market in October, 1993. The graph was prepared at the Company's request by Research Data Group, San Francisco, California.


                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                   ASSUMES $100 INVESTED ON DECEMBER 31, 1990


                                     [GRAPH]


 *TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS


---------------------------------------------------------------------------------------------------------------------
                                              Cumulative Total Return
---------------------------------------------------------------------------------------------------------------------
                                  12/31/90       12/31/91       12/31/92       12/31/93       12/31/94       12/31/95
---------------------------------------------------------------------------------------------------------------------

Merchants Bancorp Inc.              $100           $127           $227           $329           $338           $456
Nasdaq Stock Market - US            $100           $161           $187           $215           $210           $296
Nasdaq Bank Index                   $100           $164           $239           $272           $271           $404
---------------------------------------------------------------------------------------------------------------------

                          TRANSACTIONS WITH MANAGEMENT

     Certain directors and executive officers of the Company (including their affiliates, families and companies in which they are principal owners, officers or directors) were loan customers of, and had other transactions with, the Company and its subsidiaries in the ordinary course of business. Such loans and lines of credit were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The appointment of independent public accountants is approved annually by the Board of Directors. The decision of the Board of Directors is based on the recommendation of the Examining Committee. In making its recommendation, the Examining Committee reviews both the audit scope and estimated fees for professional services for the coming year. The Board of Directors has authorized the engagement of Crowe, Chizek and Company LLP ("Crowe Chizek") as its independent public accountants for the fiscal year 1996. Crowe Chizek has had the responsibility for examining the consolidated financial statements of the Company and its subsidiaries since 1992. A proposal will be presented at the meeting to ratify the appointment of Crowe Chizek. If the appointment of Crowe Chizek is not ratified, the matter of the appointment of independent public accountants will be considered by the Board of Directors.

     One or more representatives of Crowe Chizek are expected to be present at the annual meeting with the opportunity to make a statement, if they desire to do so, and to be available to respond to the appropriate questions.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                  A VOTE FOR RATIFICATION OF THIS APPOINTMENT.

                  STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

     For inclusion in the Company's Proxy Statement and form of proxy relating to the 1997 Annual Meeting of Stockholders, stockholder proposals must be received by the Company on or before November 13, 1996. In order to be presented at such meeting, notice of the proposal must be received by the Company on or before February 16, 1997, and must otherwise comply with the Company's bylaws.

                                  OTHER MATTERS

     Management does not intend to present any other business at the meeting and knows of no other matters which will be presented. However, if any other matters come before the meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment on those matters.

                                VOTING OF PROXIES

     Unless a stockholder indicates otherwise, shares represented by proxy will be voted in favor of the election of the three nominees for Class C director and the one nominee for Class A director named in this proxy statement (or such other person designated by the Board of Directors in the event a nominee is unable or declines to serve), and in favor of the ratification of the appointment of Crowe Chizek as independent public accountants for the Company for the year ending December 31, 1996.

                                        By order of the Board of Directors,




                                        DANA K. HOPP
                                        ADMINISTRATIVE ASSISTANT
                                        AND SECRETARY-TREASURER

Aurora, Illinois
March 13, 1996

PROXY                        MERCHANTS BANCORP, INC.                       PROXY
                  PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF STOCKHOLDERS - APRIL 16, 1996

      The undersigned hereby appoints Walter E. Deuchler, Jr., Edward J. McWethy and Ralph D. Voris, or any of them acting in the absence of the others, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of shares of Common Stock that the undersigned would be entitled to vote if then personally present at the Annual Meeting of Stockholders of Merchants Bancorp, Inc., to be hold at the Copley Theatre, North Island Center, 8 East Galena Boulevard, Aurora, Illinois 60506, on Tuesday, April 16, 1996, at 9:30 a.m., local time, or any adjournments or postponements thereof, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement (receipt of which is hereby acknowledged) as designated on the reverse side, and in their discretion, the proxies are authorized to vote upon such other business as may come before the meeting.

/ / Check here for address change.      / / Check here if you plan to attend the
    New Address: ____________________       meeting.
    _________________________________
    _________________________________

                  (Continued and to be signed on reverse side.)

                             MERCHANTS BANCORP, INC.
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY


1. Election of Directors -- Class C       FOR    AGAINST    ABSTAIN
   C. Tell Coffey, Calvin R. Myers        / /      / /        / /
   and John J. Swalec


2. Election of Directors -- Class A      FOR    AGAINST    ABSTAIN
   William F. Hejna, M.D.                / /      / /        / /


3.  To ratify the selection of Crowe,    FOR    AGAINST    ABSTAIN
    Chizek & Company LLP as independent  / /      / /        / /
    auditors for the Company for 1996.


The Board of Directors recommends a vote FOR all proposals.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATION MADE. IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

Dated:___________________________, 1996


Signature(s)______________________________

            ______________________________


NOTE: Please sign exactly as your name(s) appears. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.